SCHEDULE 14C

(Rule 14c−101)

INFORMATION REQUIRED IN INFORMATION STATEMENT

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c) of the Securities

Exchange Act of 1924

Check the appropriate box:

X .	Preliminary Information Statement
.	Confidential, for Use of the Commission Only (as permitted by Rule 14c−5(d)(2))
.	Definitive Information Statement

PUBLIC MEDIA WORKS, INC.

(Name of Registrant As Specified in Charter)

Payment of Filing Fee (Check the appropriate box):

X .	No fee required.
.	Fee computed on table below per Exchange Act Rules 14c−5(g) and 0−11.
(1)	Title of each class of securities to which transaction applies:
(2)	Aggregate number of securities to which transaction applies:
(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0−11 (set forth the amount on which the filing fee is calculated and state how it was determined):
(4)	Proposed maximum aggregate value of transaction:
(5)	Total fee paid:
.	Fee paid previously with preliminary materials.
.

Check box if any part of the fee is offset as provided by Exchange Act Rule 0−1 1(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:
(2)	Form, Schedule or Registration Statement No.:
(3)	Filing Party:
(4)	Date Filed:

Public Media Works, Inc.
6630 W. Sunset Blvd

Los Angeles ,California, 90028

____________________

NOTICE OF ACTION BY

 WRITTEN CONSENT OF MAJORITY STOCKHOLDERS

WE ARE NOT ASKING YOU FOR A PROXY

 AND YOU ARE REQUESTED NOT TO SEND US A PROXY

THIS IS NOT A NOTICE OF A MEETING OF STOCKHOLDERS AND NO STOCKHOLDERS’ MEETING WILL BE HELD TO CONSIDER ANY MATTER DESCRIBED HEREIN.

We are furnishing this notice and the accompanying information statement (the “Information Statement”) to the holders of shares of common stock, par value $0.0001 per share (“Common Stock”) of Public Media Works, Inc. (the “Company”) pursuant to Section 14 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and Regulation 14C and Schedule 14C thereunder, and Section 228 of the Delaware General Corporation Law (the “DGCL”) in connection with the approval by written consent of the holders of a majority of the issued and outstanding shares of Common Stock (the “Written Consent”) of an eighty-nine for one (89-for-1) reverse split of the Company’s outstanding common stock and the related amendment to the Company’s certificate of incorporation (the "Reverse Split”).

The purpose of this Information Statement is to notify our stockholders that on December 10, 2012 the owners of approximately 55% of our issued and outstanding shares of Common Stock as of such date executed a written consent approving the Reverse Split. In accordance with Rule 14c-2 promulgated under the Exchange Act, the Reverse Split will become effective no sooner than 20 days after we mail this notice and the accompanying Information Statement to our stockholders.

The written consent that we received constitutes the only stockholder approval required for the Reverse Split under Delaware law and, as a result, no further action by any other stockholder is required to approve the Reverse Split and we have not and will not be soliciting your approval of the Reverse Split.

This notice and the accompanying Information Statement are first being mailed to our stockholders on or about December_ 2012. This notice and the accompanying Information Statement shall constitute notice to you of the action by written consent in accordance with Section 228 of the DGCL and Rule 14c-2 promulgated under the Exchange Act.

By Order of the Board of Directors,

/s/ Martin Greenwald

President

Public Media Works, Inc.
6630 W. Sunset Blvd.

Los Angeles, California, 90028

____________________

INFORMATION STATEMENT

Action by Written Consent of Majority Stockholders

_____________________________

WE ARE NOT ASKING YOU FOR A

 PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY

_____________________________

GENERAL OVERVIEW OF ACTIONS

This Information Statement is being furnished to the holders of shares of common stock, par value $0.0001 per share (“Common Stock”) of Public Media Works, Inc. in connection with the action by written consent of the holders of a majority of our issued and outstanding shares of Common Stock taken without a meeting to approve the actions described in this Information Statement. In this Information Statement, all references to “the Company,” “we,” “us” or “our” refer to Public Media Works, Inc. We are mailing this Information Statement to our stockholders of record as of December 10, 2012 (the “Record Date”) on or about December_  2012.

Pursuant to Rule 14c-2 promulgated by the Securities and Exchange Commission (the “SEC”) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the actions described herein will not become effective until 20 calendar days following the date on which this Information Statement is first mailed to our stockholders.

The entire cost of furnishing this Information Statement will be borne by the Company.

Actions by Consenting Stockholders

On December 3, 2012 the Board of Directors (the “Board”) of the Company unanimously adopted resolutions approving an amendment to the Company’s certificate of incorporation (the “Certificate of Incorporation”) to effect an 89-for-1 reverse stock split (the “Reverse Split”), such that every holder of Common Stock shall receive one share of Common Stock for every eighty-nine shares of Common Stock held by such holder as of the effective date of the Reverse Split.

In order to obtain the approval of our stockholders for the Reverse Split, we could have convened a special meeting of the stockholders for the specific purpose of voting on such matter. However, Section 228 of the DGCL provides that any action that may be taken at any annual or special meeting of stockholders may be taken without a meeting and without prior notice if a consent in writing setting forth the action taken is signed by the holders of outstanding shares of Common Stock having not less than the minimum number of votes that would be necessary to take such action. In order to eliminate the costs and management time involved in holding a meeting and obtaining proxies and in order to effect the Reverse Split as early as possible in order to accomplish the purposes hereafter described, we elected to utilize the written consent of the holders of a majority of the outstanding shares of our Common Stock.

As of the close of business of the Record Date, we had 63,315,615 shares of Common Stock outstanding and entitled to vote on the Reverse Split. Each share of Common Stock outstanding as of the close of business on the Record Date was entitled to one vote.

On December 10, 2012, pursuant to Section 228 of the DGCL, we received written consents approving the Reverse Split from stockholders holding an aggregate of 34,938,239 shares of our Common Stock, representing 55.2% of our outstanding shares of Common Stock. Thus, your consent is not required and is not being solicited in connection with the approval of the Reverse Split.

Notice pursuant to Section 228 of the DGCL

Pursuant to Section 228 of the DGCL, we are required to provide prompt notice of the taking of the corporate action without a meeting to the holders of record of our Common Stock who have not consented in writing to such action. This Information Statement is intended to provide such notice.

DISSENTERS’ RIGHTS OF APPRAISAL

Under the DGCL and our Certificate of Incorporation and bylaws, no stockholder has any right to dissent to the Reverse Split, nor is any stockholder entitled to appraisal of or payment for their shares of our stock.

THE REVERSE SPLIT

As of December 3, 2012, our Board approved the Reverse Split and as of December 10, 2012, the holders of a majority of the issued and outstanding shares of Common Stock approved the Reverse Split. In order to effect the Reverse Split, the Company will file with the Secretary of State of Delaware an amendment to the Company’s Articles of Incorporation, a copy of which is attached to this Information Statement as Exhibit A. The Reverse Split will take effect upon the filing of the Certificate of Amendment, which will occur no sooner than 20 calendar days following the date on which this Information Statement is first mailed to our stockholders.

Purpose

The Company is required to complete the Reverse Split pursuant to that certain Exchange Agreement with The Pulse Network, Inc. and the shareholders of The Pulse Network, Inc. See “Potential Change in Control.”

Effect on Authorized and Outstanding Shares

As a result of the Reverse Split, every holder of Common Stock shall receive one share of Common Stock for every eighty-nine shares of Common Stock held by such holder as of the effective date of the Reverse Split. Immediately following the effectiveness of the Reverse Split, assuming there are 63,315,615 shares outstanding on the effective date of the Reverse Split, there would be approximately 711,411 shares of our Common Stock outstanding.   The Certificate of Incorporation authorizes the Company to issue up to 100,000,000 shares of Common Stock.  The Reverse Split will not affect the number of authorized shares of Common Stock.

With the exception of the number of shares of Common Stock outstanding, the rights and preferences of shares of our Common Stock subsequent to the Reverse Split will remain the same. We do not anticipate that our financial condition, the percentage of our stock owned by management, the number of our stockholders, or any aspect of our current business will materially change as a result of the Reverse Split.

The Reverse Split will affect all of our stockholders uniformly and will not affect any stockholder’s percentage ownership interests in our Company, except to the extent that the Reverse Split results in any of our stockholders owning a fractional share. See “Exchange of Certificate and Elimination of Fractional Share Interests.” The Common Stock issued and outstanding after the Reverse Split will remain fully paid and non-assessable.

Effect on Market Price

The Reverse Split may cause an increase in the market price of our Common Stock, but we cannot predict the actual effect of the Reverse Split on the market price. If the market price of our Common Stock does increase, it may not increase in proportion to the reduction in the number of shares outstanding as a result of the Reverse Split. Furthermore, the Reverse Split may not lead to a sustained increase in the market price of our Common Stock. The market price of our Common Stock may also change as a result of other unrelated factors, including our operating performance and other factors related to our business, as well as general market conditions.

Accounting Matters

The Reverse Split will not affect the par value of our Common Stock. As a result, on the effective date of the Reverse Split the stated par value capital on our balance sheet attributable to our Common Stock will be reduced and the additional paid-in capital account will be credited with the amount by which the stated capital is reduced. The per-share net income or loss and net book value per share of our Common Stock will be increased because there will be fewer shares of our Common Stock outstanding.

Exchange of Certificate and Elimination of Fractional Share Interests

On the effective date of the Reverse Split, each eighty-nine (89) shares of our Common Stock will automatically be changed into one (1) share of Common Stock. No additional action on the part of any stockholder will be required in order to effect the Reverse Split. Stockholders will not be required to exchange their certificates representing shares of Common Stock held prior to the Reverse Split for new certificates representing shares of Common Stock. Please do not send us your stock certificates.

In the Reverse Split, no certificate representing any fractional share interest in our post-split shares will be issued. Instead, all fractional shares will be rounded up, so that a holder of pre-split shares will receive, in lieu of any fraction of a post-split share to which the holder would otherwise be entitled, an entire post-split share. No cash payment will be made to reduce or eliminate any fractional share interest. The result of this “rounding-up” process will increase slightly the holdings of those stockholders who currently hold a number of pre-split shares that would otherwise result in a fractional share after consummating the Reverse Split.

Federal Income Tax Consequences

The following description of federal income tax consequences of the Reverse Split is based on the Internal Revenue Code of 1986, as amended, the applicable Treasury Regulations promulgated thereunder, judicial authority, and current administrative rulings and practices as in effect on the date of this information statement. The discussion is for general information only and does not cover any consequences that apply for special classes of taxpayers (e.g., non-resident aliens, broker-dealers or insurance companies). We urge all stockholders to consult their own tax advisers to determine the particular consequences to each of them of the Reverse Split.

We have not sought and will not seek an opinion of counsel or a ruling from the Internal Revenue Service regarding the federal income tax consequences of the Reverse Split. We believe, however, that because the Reverse Split is not part of a plan to periodically increase or decrease any stockholder’s proportionate interest in the assets or earnings and profits of our company, the Reverse Split will have the federal income tax effects described below:

•

The exchange of pre-split shares for post-split shares should not result in recognition of gain or loss for federal income tax purposes. In the aggregate, a stockholder’s basis in the post-split shares will equal that stockholder’s basis in the pre-split shares. A stockholder’s holding period for the post-split shares will be the same as the holding period for the pre-split shares exchanged. Provided that a stockholder held the pre-split shares as a capital asset, the post-split shares received in exchange will also be held as a capital asset.

•

As stockholders are not receiving cash in lieu of any fractional share interest, but instead fractional shares are being rounded up to the next whole share, it is unlikely that stockholders will be treated as if our company had redeemed any fractional share interest. It is therefore unlikely that rounding up fractional shares will result in any gain or loss recognition by stockholders.

•

Our Company should not recognize gain or loss as a result of the Reverse Split.

Potential Change in Control

On July 26, 2012, the Company entered into an exchange agreement (the “Exchange Agreement”) with The Pulse Network, Inc., a Massachusetts corporation (“TPN”), and the shareholders of TPN (the “TPN Sellers”) who own all of the outstanding stock of TPN. Under the terms of the Exchange Agreement, the Company will acquire TPN through an acquisition of all of TPN’s outstanding stock. The Exchange Agreement and the transactions contemplated thereunder (the “Exchange Transaction”) are subject to approval by the Bankruptcy Court in the Company’s previously disclosed bankruptcy proceeding under Chapter 11 of the United States Bankruptcy Code with the United States Bankruptcy Court for the Central District of California, Riverside Division (the “Bankruptcy Court”).

As a condition to the closing of the Exchange Transaction, the Company is required to effectuate the Reverse Split, which will, assuming that there are 63,315,615 shares of Common Stock outstanding as of the effective date of the Reverse Split, reduce the number of outstanding shares of Common Stock to approximately 711,411 shares.

Upon the closing of the Exchange Transaction, the Company would own TPN as a subsidiary. In exchange, and only after the confirmation by the Bankruptcy Court of our Plan of Reorganization, the Company will issue to the TPN Sellers, in the aggregate, 38,000,000 shares of Common Stock. Consequently, taking into account the effects of the Reverse Split, following the closing of the Exchange Transaction, the TPN Sellers will hold approximately 98% of the shares of outstanding Common Stock of the Company.

INTEREST OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON

Except in their capacity as stockholders, none of our officers, directors or any of their respective affiliates has any interest in the Reverse Split.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
AND MANAGEMENT

The following table sets forth information as of December 10, 2012 regarding the beneficial ownership of our common stock with respect to (i) any person known to us on the basis of filings with the Securities and Exchange Commission to be the beneficial owner of more than five percent (5%) of our Common Stock, (ii) each of our directors, (iii) each of our named executive officers, and (iv) our directors and executive officers as a group.  Unless otherwise noted, each person has sole voting and investment power over the shares indicated below subject to applicable community property law.

Name and Address of Beneficial Owner (1)	Amount and Nature of Beneficial Ownership (2)		Percentage of Class (2)
Directors and Executive Officers
Martin W. Greenwald	[2,500,000]	(3)	[3.9]	%
Stuart Subotnick 810 Seventh Avenue – 29th Floor New York, NY 10019	[28,866,000]	(4)	[44.6]	%
All directors and executive officers as a group (2 persons)	[31,366,000]	(3)(4)	[47.7]	%

__________________

(1)	Unless otherwise noted, the address is c/o 4000 Bridgeway, Ste. #401 Sausalito, CA 94965.
(2)

The securities "beneficially owned" by an individual are determined in accordance with the definition of "beneficial ownership" set forth in the regulations promulgated under the Exchange Act and, accordingly, may include securities owned by or for, among others, the spouse and/ or minor children of an individual and any other relative who resides in the same home as such individual, as well as other securities as to which the individual has or shares voting or investment power or which each person has the right to acquire within sixty (60) days through the exercise of options or otherwise. Beneficial ownership may be disclaimed as to certain of the securities.  This table has been prepared based on 63,315,615 shares of common stock outstanding as of December 10, 2012.

(3)	Includes [1,000,000] shares issuable upon exercise of options exercisable within 60 days of December 10, 2012.
(4)	Includes [1,400,000] shares issuable upon exercise of warrants exercisable within 60 days of December 10, 2012.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the information and reporting requirements of the Securities Exchange Act of 1934 and in accordance with that act, we file periodic reports, documents and other information with the SEC relating to our business, financial statements and other matters. These reports and other information may be inspected and are available for copying at the offices of the SEC, 100 F. Street NE, Washington, DC 20549, or may be accessed at www.sec.gov.

The deadline for submitting a stockholder proposal for inclusion in our proxy statement and form of proxy for our next annual meeting of stockholders pursuant to Rule 14a-8 of the Securities and Exchange Commission will be at least sixty (60) days before the date which the Company begins to print and mail its proxy materials for its next annual meeting.

MULTIPLE STOCKHOLDERS SHARING ONE ADDRESS

Some banks, brokers and other nominee record holders participate in the practice of “householding” proxy statements, annual reports and information statements. This means that only one copy of this Information Statement may have been sent to multiple stockholders in each household. We will promptly deliver a separate copy of this Information Statement to any stockholder upon written or oral request. To make such a request, please contact us 6630 W. Sunset Blvd, Los Angeles, California, 90028 , Attn: Martin Greenwald, CEO, Telephone (310) 804-1843. Any stockholder who wants to receive separate copies of our proxy statement, annual report and information statements in the future, or any stockholder who is receiving multiple copies and would like to receive only one copy per household, should contact his or her bank, broker, or other nominee record holder, or he or she may contact us at the above address and phone number.

PROPOSALS BY SECURITY HOLDERS

No security holder has asked the Company to include any proposal in this Information Statement.

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